EXHIBIT 99.1
Castellum Announces Third Quarter 2026 Financial Results

Ended the Quarter with a Debt-Free Balance Sheet and $24.5 Million of Cash and Accounts Receivable

Reported Total Backlog of $254.5 Million and Opportunity Pipeline of $1.66 billion

Expect Record Revenue for Full Year 2026

Conference Call Scheduled for Friday, November 6 at 10am ET

VIENNA, Va., November 5, 2026 (GLOBE NEWSWIRE) – Castellum, Inc. (NYSE-American: CTM) (“Castellum,” “CTM,” “we,” or the “Company”), a defense tech services and solutions provider focused on the federal government, today announced its financial results for the three- and nine-month periods (“Q3” and “9M”) ended September 30, 2026.

Q3 2026 Financial Highlights
•Revenues of $14.7 million, as compared to $14.6 million in Q3 2025 and $13.9 million in Q2 2026.
•Gross profit of $5.3 million, or 36% of revenues, as compared to $5.5 million, or 38% of revenues, in Q3 2025 and $4.7 million, or 34% of revenues, in Q2 2026.
•Adjusted EBITDA* of approximately $0.6 million, as compared to $1.1 million in Q3 2025 and $0.03 million in Q2 2026.
•Net loss of $(0.5) million (or $(0.01) per basic and diluted share), as compared to net income of $0.4 million or $0.00 per basic and diluted share in Q3 2025 and a net loss of $(1.1) million (or $(0.01) per basic and diluted share) in Q2 2026.
•Cash and accounts receivable at September 30, 2026 totaled $24.5 million, as compared to $24.0 million at June 30, 2026 and $23.1 million at December 31, 2025.
•No long-term debt as of September 30, 2026.

9M 2026 Financial Highlights
•Revenues of $42.9 million, as compared to $40.3 million in 9M 2025.
•Gross profit of $15.1 million, as compared to $15.1 million in 9M 2025.
•Adjusted EBITDA* of $1.0 million, as compared to $1.8 million in 9M 2025.

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•Net loss was $(1.9) million (or $(0.02) per basic and diluted share), as compared to a net loss of $(1.2) million (or $(0.01) per basic and diluted share) in 9M 2025.

*Q3 2026 Adjusted EBITDA excludes certain non-cash expenses, including stock-based compensation of $0.8 million and depreciation and amortization of $0.3 million, as compared to stock-based compensation of $0.3 million and depreciation and amortization of $0.4 million in Q3 2025. 9M 2026 Adjusted EBITDA excludes stock-based compensation of $2.4 million and depreciation and amortization of $1.0 million, as compared to stock-based compensation of $2.1 million and depreciation and amortization of $1.1 million in 9M 2025. See the reconciliation to non-GAAP Adjusted EBITDA chart below.

Q3 2026 Operational Highlights
•Total scheduled backlog of $254.5 million at September 30, 2026, consisted of $18.2 million funded and $236.3 million unfunded, compared to a total backlog of $271.7 million at June 30, 2026.
•Qualified opportunity pipeline at September 30, 2026, increased to approximately $1.662 billion, as compared to $953.5 million at June 30, 2026.
•In August 2026, CTM was awarded a $32.8 million NAVAIR contract modification to its subsidiary Global Technology and Management Resources, Inc., under the PMA-290 Special Missions contract, increasing the total value of this contract to $136.2 million.

Executive Commentary
Glen Ives, President and Chief Executive Officer of Castellum, commented, “While third quarter revenue increased slightly year over year, revenue for the first nine months of 2026 grew 6%, reflecting continued execution on the major long-term prime contracts we secured in 2025. While the timing of contract awards, program ramp-ups and revenue recognition can cause quarterly fluctuations, we believe our year-to-date performance and expanding business opportunities provide a clearer measure of our overall trajectory.”

“We ended the third quarter with a total scheduled backlog of $254.5 million and expect to recognize approximately 25% and 51% of the remaining performance obligations within the next 12 and 24 months, respectively. During the quarter, we also refined our backlog reporting by including priced contract options, previously reported separately, within unfunded backlog. This change provides a clearer view of our contracted business and aligns our reporting with industry standards.”

“Our qualified opportunity pipeline grew to approximately $1.66 billion, up from $953.5 million at the end of the second quarter, expanding the range of potential contracts we are pursuing. Together, our backlog and pipeline provide a foundation for future revenue and opportunities for additional growth as we work to convert qualified opportunities into contract awards.”

David Bell, Chief Financial Officer of Castellum, noted, “Revenue for the first nine months of 2026 increased to $42.9 million from $40.3 million a year ago, while gross profit remained relatively flat at $15.1 million. A higher mix of subcontractor work, which typically carries lower margins than direct labor, limited gross profit growth. Adjusted EBITDA declined to approximately $1.0 million from $1.8 million in the prior-year period, but this was anticipated. As part of our 2026 growth strategy, we have deliberately increased spending in areas we believe will drive future growth, particularly business

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development and M&A activities. The near-term impact on Adjusted EBITDA is consistent with what we expected when we began implementing this strategy.”

“As previously discussed, this year we built out our business development team to pursue contract opportunities, while also committing our resources to identify and evaluate potential acquisitions. These initiatives require significant spending today, well before the associated revenue and earnings opportunities can be realized. While we have the financial capacity to invest more aggressively, we are taking a purposely measured approach, balancing our growth objectives with careful expense management and preserving the flexibility to act when the right opportunities arise. We believe these investments are important stepping-stones and create the foundation needed to scale our business.”

“It’s also important to look at our GAAP net loss in the context of the non-cash expenses included in our results. Despite the reported net loss, we remain Adjusted EBITDA positive and generated $1.1 million in operating cash flow through the first nine months of 2026, compared with $1.3 million used in the prior-year period. In addition, our combined cash and accounts receivable balance has increased by an average of $0.5 million per quarter this year, even as we continued to invest in business development and M&A. We ended the period with $15.7 million in cash, $24.5 million in cash and accounts receivable combined, and no outstanding debt, a strong financial position which provides us with the means to execute our organic and inorganic growth strategies.”

Further discussing the go-forward strategy, Mr. Ives added, “We remain focused on delivering record annual revenue in 2026 and continuing to grow our existing business through new contract awards, expansion of current programs and improved execution. Our investments in business development are strengthening our ability to compete for larger opportunities as reflected in our substantial pipeline of potential new business.”

“However, we believe acquisitions offer the greatest opportunity to take Castellum to the next level. M&A has always been a major priority of our strategy, and we've invested additional time and resources this year to expand our search and pursue the right opportunities. We're actively evaluating businesses that compliment what we do, add new capabilities and customer relationships, and can contribute meaningful revenue and earnings. We also recognize that finding the right, strategic business is only part of the equation. Cultural fit, financial discipline and a clear path to successful integration are all key considerations as we evaluate potential acquisitions. Our strong balance sheet allows us to pursue this strategy from a position of financial flexibility, but we intend to be selective in how we deploy our resources.”

“In summary, we believe disciplined acquisitions offer the strongest path to building scale and profitability. We remain focused on expanding our existing contracts while completing acquisitions that complement our capabilities and provide additional avenues for growth. Both are important to our strategy, but we see M&A as our principal opportunity to accelerate long-term growth and create shareholder value, especially in the coming 6 to 12 months.”

Conference Call
Castellum will hold a conference call on Friday, November 6, 2026, at 10:00 am Eastern Time to discuss its third quarter 2026 financial results.

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By Phone: To access the call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the conference call and use the conference ID 8119596.

By Webcast: A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis at https://edge.media-server.com/mmc/p/crvfdomt.

The archived version of the webcast will be available on the Company’s website shortly after the call at https://investors.castellumus.com in the Investor Relations section under Events and Presentations.

About Castellum, Inc.
Castellum, Inc. (NYSE-American: CTM) is a defense tech services and solutions provider focused on leveraging the power of information technology to help solve our Nation’s most pressing national security challenges. CTM provides U.S. government and commercial clients with cybersecurity, software development, systems engineering, information / electronic warfare, program support, and data analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “in a position,” “looking to,” “pursue,” “positioned,” “will,” “likely,” “would,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to continue to grow and execute on its total backlog and qualified pipeline and compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the

EXHIBIT 99.1
forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contacts:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:
The Equity Group
Lena Cati (212) 836-9611
lena.cati@theequitygroup.com

Val Ferraro (212) 836-9633
val.ferraro@theequitygroup.com

EXHIBIT 99.1
Castellum, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current Assets:
Cash	$15,689,091	$14,884,778
Accounts receivable, net	8,844,455	8,180,180
Contract asset	—	568,705
Due from buyer	31,193	58,207
Prepaid income taxes	301,370	153,153
Prepaid expenses and other current assets	916,491	800,671
Total current assets	25,782,600	24,645,694
Fixed assets, net	199,255	231,136
Non-Current Assets:
Due from buyer, net of current portion	—	77,259
Right of use asset - operating lease	856,255	800,069
Investment in joint ventures/captive insurance entity	100,250	100,250
Intangible assets, net	4,457,964	5,371,602
Goodwill	10,676,834	10,676,834
Total non-current assets	16,290,558	17,257,150
Total Assets	$42,073,158	$41,902,844
Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$1,967,558	$1,904,962
Accrued payroll and payroll related expenses	2,882,136	2,761,998
Current portion of lease liability – operating leases	360,963	270,868
Derivative liability	10,000	262,000
Notes payable, related party	—	400,000
Total current liabilities	5,220,657	5,599,828
Non-Current Liabilities
Lease liability – operating leases, net of current portion	516,967	550,219
Total non-current liabilities	516,967	550,219
Total Liabilities	$5,737,624	$6,150,047
Stockholders' Equity
Preferred stock, 50,000,000 shares authorized
Series A Preferred stock, par value $0.0001; 10,000,000 shares authorized; 5,875,000 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	588	588
Series C Preferred stock, par value $0.0001; 10,000,000 shares authorized; 570,000 and 570,000 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	57	57
Common stock, par value, $0.0001, 3,000,000,000 shares authorized, 94,931,286 and 94,612,750 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	9,493	9,461
Additional paid in capital	94,825,846	92,330,909
Accumulated deficit	(58,500,450)	(56,588,218)
Total stockholders' equity	36,335,534	35,752,797
Total Liabilities and Stockholders' Equity	$42,073,158	$41,902,844

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Castellum, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$14,701,288	$14,619,687	$42,857,925	$40,308,142

Cost of Revenues	9,401,065	9,129,119	27,776,062	25,202,512

Gross Profit	5,300,223	5,490,568	15,081,863	15,105,630

Operating Expenses
Indirect costs	2,515,529	2,195,712	7,375,784	6,797,986
Overhead	508,149	473,496	1,697,513	1,483,727
General and administrative	2,840,356	2,376,080	8,364,465	8,248,167
Total operating expenses	5,864,034	5,045,288	17,437,762	16,529,880

(Loss) Gain From Operations Before Other Income	(563,811)	445,280	(2,355,899)	(1,424,250)

Other Income (Expense)
Gain from change in fair value of derivative liability	—	18,000	252,000	535,000
Interest income (expense), net	106,933	58,838	312,777	(82,283)
Total other income (expense)	106,933	76,838	564,777	452,717

(Loss) Gain Before Income Taxes and Preferred Stock Dividends	(456,878)	522,118	(1,791,122)	(971,533)

Income tax benefit (expense)	2,974	(106,717)	(40,651)	(105,220)

Net (Loss) Gain	(453,904)	415,401	(1,831,773)	(1,076,753)
Less: preferred stock dividends	26,819	26,819	80,458	80,623
Net (Loss) Gain To Common Shareholders	$(480,723)	$388,582	$(1,912,231)	$(1,157,376)

Net (Loss) Gain Per Share - Basic And Diluted	$(0.01)	$—	$(0.02)	$(0.01)

Weighted Average Shares Outstanding - Basic And Diluted	94,835,826	89,765,186	94,716,340	87,053,046

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Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, which is a Non-GAAP financial measure that is used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:
Adjusted EBITDA is a Non-GAAP measure, calculated as the Company’s earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation, and other non-recurring cash items, such as expenses for a one-time policy change.

Utility and Purpose:
The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Adjusted EBITDA, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

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Reconciliation of Unaudited Non-GAAP Adjusted EBITDA to Operating Loss

	Three Months Ended September 30
	2026	2025
Revenues	$14,701,288	$14,619,687
Gross profit	5,300,223	5,490,568
Loss from operations before other income (expense)	(563,811)	445,280
Add Back:
Depreciation and amortization	323,403	374,290
Adjust for non-cash and one-time charges
Stock based compensation and ESPP	828,588	284,116
Non-GAAP Adjusted EBITDA	$588,180	$1,103,686

	Nine Months Ended September 30
	2026	2025
Revenues	$42,857,925	$40,308,142
Gross profit	15,081,863	15,105,630
Loss from operations before other income (expense)	(2,355,899)	(1,424,250)
Add Back:
Depreciation and amortization	972,739	1,124,503
Adjust for non-cash and one-time charges
Stock based compensation and ESPP	2,352,908	2,103,344
Non-GAAP Adjusted EBITDA	$969,748	$1,803,597